Exhibit 32
                    CERTIFICATION PURSUANT TO
                     18 U.S.C. SECTION 1350,
                      AS ADOPTED PURSUANT TO
          SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


     In connection with the Amended Quarterly Report of Gold Standard, Inc. (the "Company") on Form 10-QSB/A-1 for the period ending January 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Amended Quarterly Report"), We, Scott L. Smith, President and director and Bret C. Decker, Secretary of our Company, certify, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Amended Quarterly Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Amended Quarterly Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: 6/30/05                           /s/Scott L. Smith
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                                         Scott L. Smith
                                         President and director


Dated: 6/30/05                           /s/Bret C. Decker
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                                         Bret C. Decker
                                         Secretary and director